            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial
Highlights", "Financial Statements and Experts" and "Representations and
Warranties" in the Prospectus included in Pre-Effective Amendment No. 1 to the
Registration Statement (Form N-14, No. 333-129824) of Morgan Stanley
Institutional Fund, Inc.

We also consent to the incorporation by reference into the Prospectus of our report dated February 11, 2005, with respect to the financial statements of the portfolios constituting Morgan Stanley Institutional Fund, Inc. included in the
Annual Report to Shareholders for the fiscal year ended December 31, 2004 and our report dated November 10, 2005 with respect to the financial statements of the portfolios constituting Morgan Stanley Institutional Fund Trust included in the Annual Report to Shareholders for the fiscal year ended September 30, 2005.

                                                         /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 13, 2006